Exhibit 10.2.11

AMENDMENT NUMBER TWO TO

EMPLOYMENT AGREEMENT

This Amendment Number Two to Employment Agreement (the “Amendment”) between Gogo LLC (f/k/a Aircell LLC) (the “Company”) and John Wade (the “Executive”) is dated as of April 1, 2015.

WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of October 21, 2008 (as amended by Amendment Number One thereto dated as of December 23, 2008, the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain provisions related to covenants-not-to-compete and termination benefits.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and pursuant to Section 17 of the Agreement, the parties agree as follows:

1. Section 5(a) of the Agreement is hereby amended by deleting the phrase “six (6) months” in the first sentence thereof and replacing it with the phrase ‘one (1) year”.

2. Section 9(a) of the Agreement is hereby amended by deleting the phrase “six (6) months” in the first sentence thereof and replacing it with the phrase “one (1) year”.

3. Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Executive has executed this instrument as of this 14th day of April, 2015.

Gogo LLC:

By:	/s/ Marguerite M. Elias
Marguerite M. Elias

Executive:

/s/ John Wade
John Wade